UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2007 (June 7, 2007)

ACA CAPITAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33111	75-3170112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

140 Broadway

New York, New York

10005

(Address of principal executive offices)

(212) 375-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02.                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2007, the Board of Directors (the “Board”) of ACA Capital Holdings, Inc. (the “Company”) increased the number of authorized directors from 9 to 10 and elected Gideon A. Pell to be a director of the Company effective immediately.  In addition to his Board membership, Mr. Pell was appointed to the Company’s Audit and Investment Committee.  Mr. Pell, age 48, is Senior Vice President and Chief Risk Officer at New York Life Insurance Company where he is responsible for driving the implementation of an enterprise risk management framework and underlying processes and systems for managing corporate-wide risks.  Prior to joining New York Life in October 2000, he was with HSBC Bank USA, formerly Republic National Bank of New York, as Senior Vice President in the Risk Assessment and Control department, where he set up and managed the process for portfolio risk analysis of the bank’s global trading and treasury activities.  Mr. Pell earned a B.Sc. degree in Mathematics from Imperial College, University of London and is a Fellow of the Institute of Chartered Accountants in England & Wales, Certified Public Accountant and holder of the Professional Risk Manager designation.

After reviewing Mr. Pell’s background and the information provided to the Company’s Nominating and Governance Committee and the Board, the Board affirmatively determined that Mr. Pell has no material relationship with the Company and is “independent” under the standards set forth in the Company’s Policy Regarding Director Independence Determinations, Section 303A of the Listed Company Manual of the New York Stock Exchange and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

The Company will compensate Mr. Pell in a manner consistent with its director compensation policy, the terms of which are disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2007.  Under the terms of the policy, Mr. Pell will receive (i) an annual fee of $30,000 for serving on the Board, (ii) an annual grant of 3,077 shares of our restricted common stock pursuant to our Amended and Restated 2006 Stock Incentive Plan, and (iii) an additional fee of $1,000 for each committee meeting attended.

The Company also intends to enter into an indemnity agreement with Mr. Pell (the “Indemnity Agreement”). The Indemnity Agreement will be on terms consistent with the indemnity agreements entered into by the Company in favor of its other unaffiliated independent directors, and will provide, among other things, that the Company will indemnify Mr. Pell, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, subject to the limitations imposed by Delaware law.  The Form of Indemnity Agreement is attached as Exhibit 10.1 hereto.

Item 9.01.              Financial Statements and Exhibits.

10.1         Form of Indemnity Agreement between ACA Capital Holdings, Inc. and Gideon A. Pell.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACA CAPITAL HOLDINGS, INC.

Dated: June 12, 2007	By:	/s/ Nora J. Dahlman
	Name:	Nora J. Dahlman
	Title:	Senior Managing Director, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Title
10.1	Form of Indemnity Agreement between ACA Capital Holdings, Inc. and Gideon A. Pell.